Exhibit 10.4

FIRST AMENDMENT

TO EQUITY CURE CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO EQUITY CURE CONTRIBUTION AGREEMENT (this “Amendment”) is entered into effective as of December 29, 2016 (the “Amendment Effective Date”), between SOUTHCROSS ENERGY PARTNERS, L.P., a Delaware limited partnership (“SXE”) and SOUTHCROSS HOLDINGS LP, a Delaware limited partnership (“Southcross Holdings”). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Contribution Agreement referred to below shall have the meanings given such terms in the Contribution Agreement, as amended hereby.

WITNESSETH

WHEREAS, SXE and Southcross Holdings are parties to that certain Equity Cure Contribution Agreement dated as of March 17, 2016 (as amended, restated, supplemented or otherwise modified on or before the Amendment Effective Date, the “Contribution Agreement”);

WHEREAS, Southcross Holdings desires to make an equity contribution to SXE in accordance with the Contribution Agreement notwithstanding the absence of an Equity Cure Election; and

WHEREAS, SXE and Southcross Holdings have agreed to amend the Contribution Agreement as set forth in this Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, SXE and Southcross Holdings hereby agree as follows:

SECTION 1.    Amendments. As of the Amendment Effective Date Section 1.1(k) of the Contribution Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding anything herein to the contrary, on December 29, 2016 (the “Specified Contribution Date”), Southcross Holdings will contribute $17,000,000 (the “Specified Contribution Amount”) by wire transfer of immediately available funds to SXE (the “Specified Contribution”), and SXE will issue to Southcross Holdings a number of Common Units equal to the applicable Issuance Amount. For all purposes hereunder, Contribution Date shall be deemed to include the Specified Contribution Date, Contribution Amount shall be deemed to include the Specified Contribution Amount and Equity Cure Contribution shall be deemed to include the Specified Contribution. Notwithstanding anything to the contrary herein, and notwithstanding the absence of an Equity Cure Election, the parties hereto hereby acknowledge and agree that the Specified Contribution shall be deemed to be governed in all respects by this Section 1.1 and by this Agreement and accordingly no other action by the parties shall be required in connection therewith. Southcross Holdings hereby agrees to waive notice pursuant to a Contribution Notice in connection with the Specified Contribution.”

SECTION 2.    Miscellaneous.

2.1.    Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument. Delivery of a counterpart by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed original counterpart.

2.2.    Governing Law. This Amendment is subject to the provisions of Section 2.1 of the Contribution Agreement relating to governing law and waiver of right to trial by jury, the provisions which are by this reference incorporated herein in full.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

SXE:	SOUTHCROSS ENERGY PARTNERS, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

	By:	/s/ Bret M. Allan
	Name:	Bret M. Allan
	Title:	Senior Vice President and Chief Financial Officer

SOUTHCROSS HOLDINGS:	SOUTHCROSS HOLDINGS LP

	By:	Southcross Holdings GP LLC, its general partner

	By:	/s/ Kelly J. Jameson
	Name:	Kelly J. Jameson
	Title:	Senior Vice President and General Counsel

SIGNATURE PAGE TO FIRST AMENDMENT TO EQUITY CURE CONTRIBUTION AGREEMENT